U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: May 25, 2000

                         MIKRON INSTRUMENT COMPANY, INC.
               (Exact name of issuer as specified in its charter)

          New Jersey                     0-15486                 22-1895668
(State or Other Jurisdiction of      (Commission File          (IRS Employer
Incorporation or Organization)           Number)             Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)

Item 4. Changes in Registrant's Certifying Accountants

At a meeting of the Board of Directors of Mikron Instrument Company, Inc. (the "Company") held on May 24, 2000, the Board approved the engagement of Arthur Andersen LLP, with effect from May 19, 2000, as the Company's independent auditors for the fiscal year ending October 31, 2000 to replace the firm of Feldman Sherb Horowitz & Co., who were dismissed as auditors of the Company effective May 24, 2000.

The reports issued by Feldman Sherb Horowitz & Co. with respect to its audits of the Company's financial statements for the fiscal years ended October 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended October 31, 1998 and 1999, the three month interim periods which ended on January 31, 2000 and April 30, 2000,and the interim period which commenced on May 1, 2000 and which ended on the date of dismissal of Feldman Sherb Horowitz & Co., there were no disagreements with Feldman Sherb Horowitz & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Feldman Sherb Horowitz & Co. would have caused Feldman Sherb Horowitz & Co. to make reference thereto in any report issued or to be issued by it in connection with its audit of the Company's financial statements.


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

Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

      (b)   Pro forma financial information-- none

      (c)   Exhibits

Number                     Description
------                     -----------

 16         Letter dated May 30, 2000 from Feldman Sherb Horowitz & Co.
            addressed to the Commission

                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Mikron Instrument Company, Inc.


Dated: May 31, 2000                    By: /s/ Gerald D. Posner
                                           -------------------------------------
                                           Gerald D. Posner, Chief (Principal)
                                           Executive Officer


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